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                                                               EXHIBIT (a)(1)(d)


        COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND
                  AND YOU DO NOT WANT TO EXCHANGE YOUR OPTIONS

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                            OFFER TO EXCHANGE OPTIONS

                                 WITHDRAWAL FORM

      You previously received (i) a copy of the offer to exchange; (ii) the letter from Gregory L. Reyes, dated December 9, 2002; and (iii) an election form. You signed and returned the election form, in which you elected to ACCEPT Brocade's offer to exchange all of your eligible options. You should submit this form only if you now wish to change that election and REJECT Brocade's offer to exchange your eligible options.

      To withdraw your election to exchange your eligible options, you must sign, date and deliver this withdrawal form via facsimile, fax number: (408) 333-5900, or hand delivery to Elizabeth Moore at Office Number SJ6-2D12, Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110 by 5:00 p.m., Pacific time, on January 8, 2003.

      You should note that if you withdraw your acceptance of the offer, you will not receive any new options pursuant to the offer in replacement for the withdrawn options. You will keep all of the options that you withdraw. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and Brocade.

      You may change this withdrawal, and again elect to exchange all eligible options by submitting a new election form to Elizabeth Moore via facsimile (fax number: (408) 333-5900) or hand delivery to Elizabeth Moore at Office Number SJ6-2D12, Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110, by 5:00 p.m., Pacific time, on January 8, 2003.

      Please check the box below and sign this form where indicated if you do not want to exchange your eligible options for new options:

      [ ] I WISH TO WITHDRAW ALL THE OPTIONS LISTED ON MY ELECTION FORM AND INSTEAD REJECT THE OFFER TO EXCHANGE OPTIONS. I DO NOT WISH TO EXCHANGE ANY OPTIONS.

      Please sign this withdrawal form and print your name exactly as it appears on the election form.

____________________________________  __________________________________________
Employee Signature                    Employee Workforce ID Number

____________________________________  __________________________________________
Employee Name (Please print)          E-mail Address               Date and Time

        RETURN TO ELIZABETH MOORE NO LATER THAN 5:00 P.M., PACIFIC TIME,
                               ON JANUARY 8, 2003


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                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                            OFFER TO EXCHANGE OPTIONS

                       INSTRUCTIONS TO THE WITHDRAWAL FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    DELIVERY OF WITHDRAWAL FORM.

      A properly completed and executed original of this withdrawal form (or a facsimile of it), must be received by Elizabeth Moore, either via hand delivery at Office Number SJ6-2D12, Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110 or via the facsimile, fax number (408) 333-5900 on or before 5:00 p.m., Pacific time, on January 8, 2003 (referred to as the expiration date). If Brocade Communications Systems, Inc. (sometimes referred to as the Company) extends the offer, this withdrawal form must be received by Elizabeth Moore by the date and time of the extended expiration of the offer.

      THE DELIVERY OF ALL REQUIRED DOCUMENTS, INCLUDING WITHDRAWAL FORMS AND ANY NEW ELECTION FORMS, IS AT YOUR RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY BROCADE COMMUNICATIONS SYSTEMS, INC. YOU MAY HAND DELIVER YOUR ELECTION FORM TO ELIZABETH MOORE AT OFFICE NUMBER SJ6-2D12, BROCADE COMMUNICATIONS SYSTEMS, INC., 1745 TECHNOLOGY DRIVE, SAN JOSE, CALIFORNIA 95110, OR YOU MAY FAX IT TO ELIZABETH MOORE AT FAX NUMBER (408) 333-5900. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR WITHDRAWAL FORM WITHIN TWO (2) BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR WITHDRAWAL FORM HAS BEEN RECEIVED BY ELIZABETH MOORE.

      As noted in the offer, you may not select individual option grants to be tendered for exchange. You may not withdraw some of your options from the offer while continuing to elect others to be exchanged in the offer.

      Although by submitting a withdrawal form you have withdrawn all of your previously tendered options from the offer, you may change your mind and re-elect to exchange all of the withdrawn options until the expiration of the offer. You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. Tenders to re-elect to exchange options may be made at any time before the expiration date. If Brocade extends the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a later dated and signed election form with the required information to Elizabeth Moore, while you still have the right to participate in the offer. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly tendered election or withdrawal form we receive before the expiration date.

      Although it is our intent to send you a confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

2.    SIGNATURES ON THIS WITHDRAWAL FORM.

      If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

      If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when


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signing, and proper evidence satisfactory to Brocade of the authority of that person so to act must be submitted with this withdrawal form.

3.    OTHER INFORMATION ON THIS WITHDRAWAL FORM.

      In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your employee workforce identification number.

4.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange, the election form or this withdrawal form should be directed to Elizabeth Moore, at Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110, telephone number (408) 392-5019. Copies will be furnished promptly at Brocade's expense.

5.    IRREGULARITIES.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the offer will be determined by Brocade in its discretion. Brocade's determinations shall be final and binding on all parties. Brocade reserves the right to reject any or all withdrawal forms that Brocade determines not to be in proper form or the acceptance of which may, in the opinion of Brocade's counsel, be unlawful. Brocade also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal form, and Brocade's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal form will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawal forms must be cured within the time as Brocade shall determine. Neither Brocade nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawal forms, and no person will incur any liability for failure to give any such notice.

      IMPORTANT: THE WITHDRAWAL FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY ELIZABETH MOORE, ON OR BEFORE THE EXPIRATION DATE.

6.    ADDITIONAL DOCUMENTS TO READ.

      You should be sure to read the offer to exchange, all documents referenced therein, and the letter from Gregory L. Reyes dated December 9, 2002, before making any decisions regarding participation in, or withdrawal from, the offer.

7.    IMPORTANT TAX INFORMATION.

      If you are subject to tax in the United States, you should refer to
Section 14 of the offer to exchange, which contains important federal income tax information. If you are subject to tax in another country, you should refer to Schedules C through N, as applicable, which contain important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.


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